EXHIBIT 10.04

                              EMPLOYMENT AGREEMENT

1.    PARTIES.

The  parties  to  this  Agreement  are  AVID  SPORTSWEAR,   INC.,  a  California
corporation, hereinafter called "Employer", and BARNUM P. MOW, hereinafter called "Employee".

2.    RECITALS.

This Agreement is made with reference to the following facts:

      2.01 Employer desires to employ Employee, as Chief Executive Officer and President for AVID SPORTSWEAR, INC. and Employee desires to be employed by Employer in accordance with the provisions of this Employment Agreement. Employer is desirous of formalizing the employment of Employee pursuant to this Agreement.

      2.02 The parties desire by this Agreement to memorialize the terms and conditions of employment and the compensation and benefits to be provided by Employer to Employee.

3.    AGREEMENT.

      THE PARTIES AGREE AS FOLLOWS:

      3.01 EMPLOYMENT. Employer hereby engages Employee, and Employee hereby accepts employment from Employer, upon the terms and conditions herein set forth.

      3.02 TERM. The term of this Agreement shall be for a period of three (3) years, commencing on the effective date of this Agreement and terminating on the third anniversary thereof; subject, however, to prior termination as herein provided. This Agreement shall be automatically renewed for succeeding terms of one (1) year each unless either party, at least four (4) months prior to the expiration of any term, gives written notice of intent not to renew this Agreement.

      3.03 SERVICES TO BE RENDERED. Employee is engaged as Chief Executive Officer and President of AVID SPORTSWEAR, INC., to render such services for and on behalf of Employer as is consistent with such offices.

      Employee shall not, without the express written consent of Employer, directly or indirectly during the term of this Agreement, render services of a business nature to or for any other person or firm for compensation, or engage in any activity competitive with or adverse to Employer's business in the United States, whether alone, as a partner, or as an officer, director, employee or shareholder of any other corporation or as a trustee, fiduciary or other representative of any other entity.

      3.04 COMPENSATION. Employer agrees to pay Employee during the term of this Agreement, and Employee hereby accepts as full compensation for the performance of services hereunder, the current and deferred compensation and other benefits set forth on Exhibit "A" attached hereto and incorporated herein by this reference. All current compensation shall be subject to customary withholding tax and other employment taxes as required with respect to compensation paid by an employer to an employee.



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      3.05  EXPENSES.  During  the  period  of  employment,  Employee  shall  be reimbursed for all reasonable and necessary business expenses in accordance with the general policy of Employer.

      3.06. VACATION. Employee shall be entitled to a paid vacation of four (4) weeks without loss of compensation, or such greater length as may be approved from time to time by Employee.

      3.07 EMPLOYER'S AUTHORITY. Employee agrees to observe and comply with the rules and regulations of Employer, either orally or in writing, respecting performance of Employee's duties and to carry out and to perform orders, directions and policies stated by Employer to Employee, from time to time, either orally or in writing, provided no material change in Employee's responsibilities shall be made.

      3.08 ACCOUNTING. True and accurate records of accounts shall be kept in accordance with good accounting practices and shall be available at any reasonable time for inspection by Employee.

      3.09 TERMINATION. Notwithstanding the term of this Agreement, this Agreement shall be terminated upon the happening of any of the following events:

            a).   Whenever   Employer  and  Employee  shall  mutually  agree  to
            termination in writing;

            b).   Death of Employee;

            c). Employee remains sick, is disabled or is unable to perform the essential functions of his job, with or without reasonably accommodation, for the period of three (3) consecutive months as determined by professionally qualified medical experts reasonably acceptable to Employer and to Employee or his agent;

            d). For Cause, which shall be deemed to exist if; 1). Employee willfully refuses to perform his responsibilities hereunder after written notice thereof specifying the particulars and a reasonable opportunity (not to exceed thirty (30) days) to cure such failures are given to Employee; 2). Employee engages in acts of dishonesty or fraud in connection with his services the performance of Employee's duties hereunder; or 3). Employee engages in other serious misconduct of such a nature that the continued employment of Employee may reasonably be expected to adversely affect the business of properties of Employer. e).Notwithstanding any of the provisions of subparagraphs (a) and (b) above, upon sixty (60) days prior written notice by either Employer or Employee to the other.

      Upon termination for any of the foregoing causes, Employer shall be entitled to receive all compensation accrued but unpaid as of the date of termination. Upon resignation by Employee other than for Cause in d) above or for Good Cause, Employee shall receive payment of the greater of twelve (12) months current salary and the salary payable during the initial three (3) year term of this Agreement. Employee shall have no duty to mitigate his damages for a period of twelve (12) months. Mitigation shall be deemed to include compensation from employment or consultation.

      3.10 CONFIDENTIAL INFORMATION. Employee covenants and agrees that he will not during the term of this Agreement and for one (1) year from the termination of his employment unless Employee has been terminated without cause or resigned for Good Cause (as hereafter defined), use, directly or indirectly, for his own account or for the account of any third party, without the prior written consent of Employer, any observations, data, written materials, customer lists, supplier

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            or vendor lists, records or documents relating to Employer which are of a confidential or proprietary nature and which Employee may have acquired by virtue of work performed for Employer.

      Good Cause shall mean (1) A reduction or non-payment of salary or failure to annually review salary levels, (2) failure to pay any bonus within thirty (30) days when due, (3) failure to provide substantially the same benefits as hereafter provided to other officers of Employer, or (4) a breach by Employer of the Agreement not cured within thirty (30) days after notice thereof by Employee, or (5) if Employer relocated its principal place of business to an area which is outside 25 miles of Los Angeles County, California, or (6) if Earl Ingarfield should voluntarily sell his stock in the parent Employer so that his ownership interest is diluted to less than 30% of his current ownership, or (7) a material change in the responsibility of Employee without cause.

            All written materials, records and documents made by Employee or coming into his possession during the term of his employment by and ownership of shares in Employer concerning the business or affairs of Employer shall be the sole property of Employer and retained by Employer.

      3.11 TRADE SECRETS. Employee agrees that any trade secrets, invention, improvement, patent, patent application, or writing and any program, system or novel technique (whether or not capable of being trademarked, copyrighted or patented), conceived, devised, developed or otherwise obtained by him during his employment by and ownership of shares in Employer relating to the business, property, methods, suppliers or customers of Employer shall remain the sole property of Employer.

      3.12 SOLICITATION OF EMPLOYEES. Employee covenants and agrees that during the term of this Agreement and for a period of one (1) year from the termination of his employment, he shall not directly or indirectly solicit, entice or encourage or resignation of any employee of Employer.

      3.13 COVENANT NOT TO COMPETE. Employee recognized, acknowledges and agrees that the Employer's customer and client lists and other records and information pertaining to Employer's customers, clients and business, as such lists, records and information may exist from time to time, as well as the respective customer and client lists and other records and information pertaining to the customer, clients and business of Employer, to which Employee has had access as an employee of Employer, are valuable, special and unique assets which constitute protectable interest of Employer. Employee further recognizes, acknowledges, and agrees that Employer's customer and client lists and other records and information pertaining to Employer's customers are not generally known to the public and have been subject to reasonable efforts by Employer to maintain their secrecy. Employee covenants and agrees that during the term of this Agreement and for a period of one (1) year from the termination of his employment unless Employee has been terminated without cause and Employer, (2) directly or indirectly, request or advise any person, firm, company, partnership, corporation, trust, or entity who is in competition with Employer to withdraw, curtail or cancel business with Employer; or (3) for himself on behalf of any other person, firm, company, partnership, corporation, trust, or entity, actively engage, assist, or have any active interest in any business which is directly competitive with any aspect of the business of Employer, as presently conducted or as said business may evolve in the ordinary course between the date hereof and the termination of this Agreement. For purposes of this paragraph "competitive business" shall mean any business which is engaged in the apparel creation, design, production, marketing, distribution, or sales of golf apparel which Employer then sells, including, without limitation, the companies listed on Exhibit "B". "A customer of Employer" shall be any person or entity that has purchased goods from Employer in the twelve (12) month period prior to Employee's termination.


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            Employee  shall not be  prohibited  from  working for a  competitive business if it engages in the sale of other apparel and Employee works for such company division selling such other apparel.

      3.14 ENFORCEMENT. Employee acknowledges and agrees that the scope, period of restriction and geographic area of restriction imposed by the provisions of Section 3.15 are fair and reasonable and are reasonably required for the protection of Employer. In the event that any part of these covenants relating to the scope, geographic area of restriction or the period of restriction shall be determined by a court of competent jurisdiction to exceed the maximum area or period of time that such court would deem enforceable under applicable law, the scope, geographic area of restriction or the period of restriction, as the case may be, shall be reduced to the maximum scope, area and period that such court would deem valid and enforceable.

            It is understood by and between the parties hereto that the foregoing covenants by Employee as set forth above are essential elements of this Agreement and Employer would not have entered into this Agreement unless Employee agreed to comply with such covenants. Furthermore, Employee covenants and agrees that in the event of Employee's actual or threatened breached of any of the provisions of this Agreement, Employer shall be entitled to an injunction restraining Employee there from, as damages at law would not be an adequate remedy. Nothing herein shall be construed as prohibiting Employer from pursuing any other available remedies for such breach or threatened breach, including the recovery of damages from Employee. Employer shall also be entitled to recover attorney fees from Employee in connection with the enforcement of these provisions.

      3.15 GOVERNING CALIFORNIA LAW. This Agreement is drawn to be effective in and shall be construed in accordance with the laws of the State of California.

      3.16 AMENDMENT. No amendment or variation of the terms of this Agreement shall be valid unless made in writing and signed by Employee and a duly authorized representative of Employer. This Agreement constitutes the only agreement, written or oral, between Employer and Employee and all prior agreements between Employer and Employee are of no further force and effect.

      3.17 BINDING EFFECT. This Agreement shall bind all parties, their respective heirs, personal representatives, or assigns, but nothing herein shall be construed as an authorization or right of any party to assign the rights or obligations stated hereunder.

      3.18 EFFECTIVE DATE OF THIS AGREEMENT. The effective date of this Agreement is Sept. 11, 1999.



EMPLOYER:                                EMPLOYEE:

AVID SPORTSWEAR, INC.
A California Corporation

BY:  /s/ [Earl T. Ingarfield]            /s/ [Barnum P. Mow]
     -----------------------------       ------------------------------------
     Earl T. Ingarfield                  Barnum P. Mow                9/17/99
     Chairman





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                                   EXHIBIT "A"

                          SCHEDULE OF COMPENSATION FOR
                                  BARNUM P. MOW



1.    Current Compensation.

In  accordance  with  Section  3.04 of the  Employment  Agreement  to which this
Schedule is attached, Employee shall be paid total compensation, as follows:

      a. A base salary per year of $300,000 payable at the rate of $25,000.00 per month commencing the effective date of the Employment Agreement.

      b. Employee shall be eligible for annual salary increase at discretion of Employer.

      c. In addition to base salary, Employer shall pay to Employee the following: a bonus of $25,000 will be paid thirty (30) days from the execution date of this Agreement. A $50,000 bonus will be paid six
            (6) months from the execution of this Agreement. If no company bonus plan is established to by Employer, Employee shall continue to receive the foregoing bonus during the term of this Agreement, so long as profitability increases each year.

2.    Other Benefits.

Employee shall be entitled to participate fully in all such health, disability, life insurance and other benefits as made available by Employer to its officers.

3.    Stock Options.

Employee shall be entitled to receive the stock options that are developed by Employer for its highly paid executive employees at such time as Employer establishes a plan.

4. Employee shall be entitled to receive option of Shares of Restriction Common Shares of Avid Sportswear, Inc./Golf Corporation on signing of this document. Percentage of Shares will be a minimum of 3% of the outstanding shares. Employee and Employer shall agree to work out mutually acceptable and dilution provisions with respect to such option plan.







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                                   EXHIBIT "B"

                           LIST OF COMPETING COMPANIES



1).   Bobby Jones

2).   Como

3).   Descente

4).   Polo/Ralph Lauren

5).   Izod Club

6).   Ashworth

7).   Cutter & Buck

8).   Tommy Hilfiger